UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2010

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

Estimated Results for the Quarter ended October 2, 2010

Although our financial results for the quarter ended October 2, 2010 are not yet complete, the following information reflects our expected results based on the currently available information.

We currently estimate net revenue for the quarter ended October 2, 2010 to be in the range of $107.0 million to $111.0 million, compared to $105.8 million for the prior quarter ended July 3, 2010.  This increase in sequential quarterly revenues resulted primarily from an increase in revenue in our Fulfillment segment.

We currently estimate net loss to be in the range of $3.1 million to $4.3 million for the quarter ended October 2, 2010 compared to a $6.1 million net loss for the prior quarter ended July 3, 2010.  Adjusted EBITDA is estimated to be in the range of $8.8 million to $9.3 million compared to $8.0 million in the prior quarter ended July 3, 2010.  The improvements in net loss and Adjusted EBITDA are primarily related to operational improvements in our Engineering and Construction segment and the higher revenue in the Fulfillment segment.
Below is a reconciliation of net loss to Adjusted EBITDA:

	Quarter Ended October 2, 2010		Quarter End
	Low End	High End	July 3, 2010
Net loss	(4,285)	(3,135)	(6,143)
Loss from discontinued operations	170	120	175
Income tax expense	40	40	34
Interest expense	6,100	5,700	6,241
Stock compensation expense	425	425	423
Other expense, non cash	—	—	146
Depreciation and amortization	6,150	5,950	7,141
Merger transaction costs	200	200	(63)
Adjusted EBITDA	8,800	9,300	7,954

Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, as adjusted in accordance with the table above, is a key indicator used by our management to evaluate operating performance of our company and to make decisions regarding compensation and other operational matters. While this adjusted EBITDA is not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles, or GAAP, and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors in assessing our performance in comparison with other companies in our industry. This calculation may differ in method of calculation from similarly titled measures used by other companies. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

Our estimates for net revenue, net loss and Adjusted EBITDA are not yet final and are subject to further review and could change materially.  We are currently performing our quarter end close procedures for the quarter ended October 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: October 4, 2010	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer